UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously announced, on November 19, 2018, Melinta Therapeutics, Inc. (the “Company”) and Vatera Healthcare Partners LLC (“VHP”) entered into a Purchase Agreement (the “Original Purchase Agreement”) pursuant to which, and on the terms and conditions set forth therein, VHP agreed to purchase shares of the Company’s common stock for an aggregate purchase price of up to $75 million. A summary of the Original Purchase Agreement was included in the Company’s Current Report on Form 8-K dated and filed on November 19, 2018.

On December 18, 2018, Company, VHP and Vatera Investment Partners LLC (“VIP” and, together with VHP, “Vatera”) entered into a commitment letter (the “Debt Commitment Letter”) for a $135 million senior subordinated convertible loan facility (the “Loan Facility” and, the convertible loans under the Loan Facility, the “Convertible Loans”), and terminated the Original Purchase Agreement (except for the obligation of the Company to indemnify Vatera and its affiliates for losses arising out of the transactions contemplated by the Original Purchase Agreement). Pursuant to the Debt Commitment Letter, VHP committed to provide $100 million, and VIP committed to provide $35 million, of the Loan Facility. The Loan Facility is drawable by the Company as further described below, and the proceeds of the Convertible Loans will be used for general corporate purposes.

The Convertible Loans will be guaranteed by each of the Company’s direct or indirect subsidiaries that guarantees the Company’s obligations under the Facility Agreement, dated as of January 5, 2018, by and among the Company, Cortland Capital Market Services LLC and the loan parties and lenders party thereto from time to time (the “Credit Agreement”). The Convertible Loans will be senior unsecured obligations of the Company and each guarantor and will be contractually subordinated to the obligations under the Credit Agreement. The Convertible Loans will bear interest at a rate equal to 5.0% per annum, which interest will be payable in kind by being added to the principal balance of the Convertible Loans at the end of each fiscal quarter (and will bear interest once added to such principal balance), other than a portion thereof in an amount sufficient to cover any income taxes that would otherwise be payable by the lender in respect of “phantom income” on such paid-in-kind interest, which will be payable in cash in arrears at the end of each fiscal quarter.

The maturity date of the Convertible Loans will be January 6, 2025.

The Convertible Loans will be convertible at the option of each lender into shares of convertible preferred stock of the Company at a conversion price of $1.60 per share, subject to adjustment as described below, the “Conversion Price.” The preferred stock will be further convertible at the option of each lender into shares of common stock of the Borrower at the Conversion Price (i.e., the initial conversion price of the preferred stock will be the same as the then applicable Conversion Price). The preferred stock will be non-participating, convertible preferred stock, with no dividend rights (other than to participate in dividends on the Company’s common stock on an as-converted basis) or voting rights, and will be senior to the common stock upon liquidation (with a liquidation preference equal to the Base Amount (as defined below)).

The number of shares of preferred stock issuable upon conversion of the Convertible Loans will be equal to (i) the aggregate principal amount of such Convertible Loans being converted (including any interest paid in kind that has been added to the principal balance of such Convertible Loans at the end of a fiscal quarter), plus any accrued and unpaid interest that is to be paid in kind at the end of the next fiscal quarter but has not yet been so paid, plus the portion of any Exit Fee (as described below) attributable to the committed amount of the Convertible Loans being so converted (clause (i), collectively, the “Base Amount”), divided by (ii) the then applicable Conversion Price for the Convertible Loans. The number of shares of common stock issuable upon the further conversion of the preferred stock will be equal to (i) the Base Amount (i.e., the liquidation preference of the preferred stock) divided by (ii) the then applicable Conversion Price for the preferred stock.

The Conversion Price will be subject to adjustments customary for convertible notes for splits or combinations of, recapitalization or reclassification of, and the payment of dividends on, the common stock, as well as the distribution of rights, options or warrants to all or substantially all holders of common stock at a price less than the five-trading-day volume weighted average price of the common stock, and any tender offer by the Borrower for common stock at an amount exceeding the five-trading-day volume weighted average price of the common stock; provided that the Conversion Price of the preferred stock shall not be subject to adjustment for any dividends or distributions in which the preferred stock participates. The issuance of additional shares of common stock or other securities (except for stock dividends on the common stock), including pursuant to employee equity plans, warrants or other exercisable or convertible securities, shall be excluded from such adjustments. The Conversion Price also will be subject to decrease in the event the lender converts the Convertible Loans in connection with a “fundamental change” (to be defined in a manner customary for convertible notes), based on a customary make-whole table with inputs relative to either the average of the last reported sale prices of the common stock over the five trading day period ending on and including the trading day immediately preceding the effective date of the fundamental change (or the date of the prepayment notice, as applicable) or the cash price paid per share of common stock in the transaction (the “Fundamental Change Conversion Price”); provided that, to the extent the Conversion Price would be decreased to an amount (the “Floor Price”) that would cause the number of underlying shares of preferred stock or common stock to exceed the amount of the then available authorized shares, the Company will obtain stockholder approval to increase the number of authorized shares or, absent such approval, the Conversion Price will be decreased to the Floor Amount and the balance of any make-whole amount will be paid in cash rather than settled in stock.

An exit fee (the “Exit Fee”) of 1% of the aggregate amount of Convertible Loans funded under the Loan Facility will be payable upon repayment or conversion of such funded amount (payable in stock in the case of conversion). In addition, an Exit Fee of 3% on the portion of the aggregate committed amount of Convertible Loans not funded under the Loan Facility will be payable on any repayment in full or conversion in full of the Convertible Loans (payable in stock in the case of conversion).

Upon the occurrence of a change of control (to be defined consistent with the Credit Agreement), the lenders will have the right to either convert the Convertible Loans (as described above) or require payment in full at par plus accrued and unpaid interest. To the extent permitted under the subordination agreement with the lenders under the Credit Agreement, the Convertible Loans may be prepaid in whole or in part without premium or penalty, together with accrued but unpaid interest, subject to the payment of a call premium (in an amount customary for convertible notes similar to the Convertible Loans) upon 15 business days’ prior written notice; provided, that no prepayment will be permitted if the volume-weighted average price of the common stock for five trading days ending on and including the trading day immediately preceding the giving of the prepayment notice exceeds the then applicable Conversion Price. In the event the Company elects to prepay the Convertible Loans, the lender will have the right, prior to such prepayment, to convert all or a portion of the Convertible Loans to be so prepaid at the Fundamental Change Conversion Price described above.

Subject to the conditions precedent set forth in the Debt Commitment Letter (which will be reflected in the Loan Facility), $75 million of Convertible Loans will be drawn in a single draw on the initial closing date, an additional up to $25 million of Convertible Loans may be drawn in a single draw after March 31, 2019, and an additional up to $35 million of Convertible Loans (subject to reduction as set forth in the Debt Commitment Letter) may be drawn in a single draw after June 30, 2019 (but no later than July 10, 2019). If the Company has received a bona fide offer from a third party to acquire 19% or more of the capital stock of the Company (whether through merger, purchase or otherwise) and as of the date of such offer the aggregate amount of Convertible Loans funded under the Loan Facility does not equal or exceed $75 million, VHP will have the right (but not the obligation) to make a Convertible Loan (which Convertible Loan shall be convertible in the manner set forth above) in an amount up to such unfunded amount (such that the total amount of the Convertible Loans funded after giving effect thereto is $75 million) prior to the consummation of such transaction.

The issuance of Convertible Loans on the initial closing date is subject to several closing conditions as further described in the Debt Commitment Letter, including, without limitation: the approval of the stockholders of the Company to increase the number of authorized shares of common stock and preferred stock to accommodate the conversion of the Convertible Loans as described above and to approve the issuance under applicable Nasdaq rules of the Convertible Loans (the “Stockholder Approval Matters”); the shares of common stock remaining listed on Nasdaq; John Johnson having been appointed as Chief Executive Officer (as opposed to interim Chief Executive Officer) of the Company; the absence of a material adverse effect on the Company; the representations and warranties set forth in the definitive documentation for the Loan Facility providing for the Convertible Loans (the “Loan Documents”) being true and correct in all material respects (or, to the extent qualified by materiality or material adverse effect, in all respects) as of the date of such issuance and after giving effect thereto (or, to the extent expressly made as of a prior date, such prior date); the absence of a default or an event of default under the Loan Documents and no default or event of default being reasonably expected to occur under the Loan Documents; the absence of a default or an “Event of Default” under the Credit Agreement and no default or “Event of Default” being reasonably expected to occur under the Credit Agreement after giving effect to such issuance; certain amendments under the Credit Agreement becoming effective; and the entry by the parties into the Loan Documents, in each case consistent with the terms and conditions set forth in the Debt Commitment Letter and otherwise in form and substance satisfactory to the majority lenders and the Company. Subsequent issuances of Convertible Loans are subject to customary funding conditions, including, without limitation: the absence of a material adverse effect on the Company; the representations and warranties set forth in the Loan Documents being true and correct in all material respects (or, to the extent qualified by materiality or material adverse effect, in all respects) as of the date of such issuance and after giving effect thereto (or, to the extent expressly made as of a prior date, such prior date); the absence of a default or an event of default under the Loan Documents and no default or event of default being reasonably expected to occur under the Loan Documents, the absence of a default or an “Event of Default” under the Credit Agreement and no default or “Event of Default” being reasonably expected to occur under the Credit Agreement after giving effect to such issuance; and, with respect to the third funding of the Convertible Loans, the Company obtaining a revolving credit facility with respect to which no less than $10 million is at the time available for drawing on and after such funding date (without giving effect to any repayment on such date with the proceeds of the Convertible Loans).

Representations and warranties, affirmative and negative covenants and events of default in the Loan Facility will be substantially similar to those set forth in the Credit Agreement and otherwise will be customary for financing transactions similar to the Loan Facility. The Loan Documents will provide customary indemnification and expense reimbursement to Vatera and assignees of the Convertible Loans. Under the Loan Facility, the Company will agree, without the prior written consent of the majority lenders, for a period ending ninety days after the initial closing under the Loan Facility, not to sell or otherwise transfer or dispose of, or file a registration statement relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock, subject to certain exceptions. In addition, the Company will not, without the prior written consent of the majority lenders, use any proceeds of the Loan Facility to pay liabilities in excess of $15 million.

Vatera and its assignees will be entitled to registration rights in respect of the shares of common stock underlying the Convertible Loans issued purchased pursuant to the Loan Facility (taking into account the character of the Convertible Loans and the application of the securities laws) consistent with the Registration Rights Agreement, dated November 3, 2017, among the Company, Vatera and the other parties thereto. Vatera may assign all or a portion of its obligations under the Debt Commitment Letter to one or more affiliated investment funds or other co-investors without the Company’s consent, but no such assignment will relieve Vatera of its obligations under the Debt Commitment Letter. The Convertible Loans will be assignable by Vatera to, and the preferred stock will be transferable to, qualified institutional buyers or institutional accredited investors (other than competitors). Assignment of the Convertible Loans will also be subject to all applicable securities laws.

The Debt Commitment Letter will terminate if the initial closing date has not occurred by February 15, 2019.

As of November 26, 2018, Vatera Holdings LLC (“Vatera Holdings”), the manager of Vatera, beneficially owned approximately 29.6% of the outstanding shares of the Company’s common stock. Kevin Ferro, a current director and Chairman of the Company’s board, is the Chief Executive Officer, Chief Investment Officer and the managing member of Vatera Holdings; and Thomas Koestler, a current director of the Company, is an Executive Director of Vatera Holdings

The summary of the Debt Commitment Letter set forth above is qualified in its entirety by reference to the full text of the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On December 18, 2018, concurrently with the parties’ execution of the Debt Commitment Letter, the Original Purchase Agreement was terminated, subject to the survival of certain indemnification obligations as described above in Item 1.01.

Item, 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The Convertible Loans issuable to Vatera in connection with the Loan Facility, as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, will consist of unregistered convertible loans. Such loans will be issued in a private placement exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements will be met.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, the Company announced that John H. Johnson has agreed to become the permanent Chief Executive Officer of the Company, subject to the terms of an employment contract and the closing of the Loan Facility. Mr. Johnson is a director of the Company and has served as interim Chief Executive Officer of the Company since October 22, 2018.

Mr. Johnson has more than 30 years of biopharmaceutical industry, executive leadership and commercial experience at leading global organizations, including Johnson & Johnson, Eli Lilly & Company, ImClone and Pfizer, Inc. In addition to Melinta, Mr. Johnson currently serves on the boards of Aveo Oncology, Histogenics Corporation, Portola Pharmaceuticals, Inc., and is chairman of Strongbridge Biopharma plc. Mr. Johnson previously served as a director at Cempra and Sucampo. He also previously served as president and chief executive officer of Dendreon Corporation from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014. Prior to this role, Mr. Johnson served as president of Eli Lilly & Company’s Global Oncology Unit following the company’s 2008 acquisition of ImClone Systems Incorporated, where he served as chief executive officer and on ImClone’s board. Prior to ImClone, Mr. Johnson served as the company group chairman of biopharmaceuticals within Johnson & Johnson, where he was responsible for biotechnology, immunology and oncology commercial business units. Prior to that role, he held several executive positions at Johnson & Johnson, Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer Inc. While at Ortho-McNeil, Mr. Johnson was responsible for the company’s anti-infectives portfolio. During his career, Mr. Johnson also served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA), the Health Section Governing Board of Biotechnology Industry Organizations (BIO), and BioNJ.

There are no family relationships between Mr. Johnson and any of the Company’s directors or executive officers. There are no transactions between Mr. Johnson or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K

Item 8.01	Other Events

The Company previously filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement dated November 29, 2018, which was supplemented on December 10, 2018 (as supplemented, the “Original Proxy Statement”), in connection with a special meeting of its stockholders (the “Special Meeting”) scheduled for December 20, 2018, for stockholders to consider and vote upon certain matters related to the Original Purchase Agreement. The Special Meeting will be adjourned, and the Company will provide its stockholders with a revised Proxy Statement (the “Revised Proxy Statement”) describing the Stockholder Approval Matters, as described above, with respect to the Convertible Loans. The date that the adjourned meeting will reconvene will be announced in the Revised Proxy Statement.

Additional Information and Where to Find It

The Company will be filing with the SEC the Revised Proxy Statement. STOCKHOLDERS ARE URGED TO READ THE REVISED PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, VATERA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders are able to obtain free copies of the Revised Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of the Revised Proxy Statement and other documents filed by the Company with the SEC by contacting the Company’s proxy solicitor, Georgeson, LLC, at 800-905-7281.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposals that will be contained in the Revised Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Revised Proxy Statement when filed with the SEC and also was included in the Original Proxy Statement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated May 11, 2018, each of which are filed with the SEC and can be obtained free of charge from the source indicated above

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Debt Commitment Letter, dated December 18, 2018, by and among Melinta Therapeutics, Inc., Vatera Healthcare Partners LLC and Vatera Investment Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer

Dated: December 19, 2018